Exhibit 10.9.6

AMENDMENT FIVE

FIRST COMMUNITY BANCSHARES, INC. AND AFFILIATES

AMENDED AND RESTATED

EXECUTIVE RETENTION PLAN

First Community Bancshares, Inc., and First Community Bankshares, Inc. pursuant to Article 15 of the First Community Bancshares, Inc. and Affiliates Executive Retention Plan as amended and restated effective January 1, 2005 (inclusive of all amendments, hereinafter referred to as the "Plan") hereby amends said Plan effective as of the 2nd day of October, 2018.

WITNESSETH

WHEREAS, the Board of Directors of First Community Bancshares, Inc. (the "Board") previously approved and adopted the Plan; and

WHEREAS, the Board has approved a plan of reincorporation and merger whereby First Community Bancshares, Inc. will be merged with and into a newly formed Virginia company, First Community Bankshares, Inc., for the sole purpose of moving the corporation's domicile from Nevada to Virginia; and

WHEREAS, the shareholders of First Community Bancshares, Inc. approved said plan of reincorporation and merger at the 2018 Annual Meeting of shareholders; and

WHEREAS, as a result of the merger, all assets and liabilities of First Community Bancshares, Inc. shall become the assets and liabilities of First Community Bankshares, Inc., including without limitation those associated with the Plan.

NOW, THEREFORE, as a result of the merger of First Community Bancshares, Inc. into First Community Bankshares, Inc., First Community Bankshares, Inc. hereby adopts the Plan which shall be amended so that all references to First Community Bancshares, Inc., shall be amended simultaneously with said merger to reference First Community Bankshares, Inc., a Virginia corporation, including without limitation references in the titling and the following specific reference:

1.	Section 1.21 shall be amended in its entirety to read as follows:

1.21 Employer or Company shall mean First Community Bankshares, Inc. (55- 0694814), a Virginia corporation, or any other organization which has adopted the Plan with the consent of such establishing employer; and any successor of such employer. The term Employer shall also apply to any subsidiary or affiliated corporations, who adopt the Plan and who, at the time such reference applies, are included in the list of Affiliated Employers set forth below. For the purpose of this Plan, First Community Bankshares, Inc. shall be deemed the representative of each Employer and any action taken by First Community Bankshares, Inc. shall be binding on all Employers.

Affiliated Employers
First Community Bank

An Employer may be removed from the above list as of the date on which it ceases to be subsidiary to, affiliated with, or allied with First Community Bankshares, Inc. or such Employer loses its status as a legal entity by means of dissolution, merger, consolidation, bankruptcy, or otherwise. An Employer shall also be removed from the list of Employers upon the termination of the Plan for that Employer.

As used in the further provisions of the Plan, the term Employer shall be deemed to apply to each Employer independently.

2.	Section 1.31 shall be amended in its entirety to read as follows:

1.31 Plan shall mean the First Community Bankshares, Inc. and Affiliates Executive Retention Plan as embodied in this instrument, any and all supporting documents, and all subsequent amendments and supplements thereto.

3.	Section 16.l shall be amended in its entirety to read as follows:

This Plan is created for the exclusive benefit of the Eligible Employees of the Employer and their Beneficiaries and shall be interpreted in a manner consistent with First Community Bankshares, Inc. and Affiliates Executive Retention Plan.

4.	Except as indicated herein, all other terms of the Plan remain intact.

IN WITNESS WHEREOF, this Amendment is adopted on this the 24th day of July, 2018.

                                                                       First Community Bankshares, Inc.

                                                                           By:   /s/ Richard S. Johnson

                                                                               ____________________________

                                                                                     Richard S. Johnson

                                                              Its: Compensation & Retirement Committe Chairman